Exhibit 99.1

5E Advanced Materials Announces Substantial Resource Upgrade; Total Measured and Indicated Borate Resources Increase 61% and Lithium Resources Increase 54%

Upgraded Resources unlocks expansion optionality at Fort Cady

HESPERIA, CA / ACCESS Newswire / November 19, 2025 / 5E Advanced Materials, Inc. (“5E” or the “Company”) (Nasdaq: FEAM) (ASX: 5EA), a development stage company focused on becoming a vertically integrated global leader and supplier of refined borates, advanced boron derivative materials, and critical minerals, today announced a material increase to its borate and lithium resources for the Company’s Fort Cady Project (the “Project”) located in the Mojave Desert, near the town of Newberry Springs, California.

The mineral resources upgrade demonstrates the largest reported measured and indicated borate resources in the United States and further positions the Company to become the next commercial borate producer.

Highlights of the Resource Upgrade

●
Total Measured and Indicated Mineral Resources of boric acid increased 61% from 17.5M tons to 28.3M tons with grade of 8.09% (B2O3), an increase of 10.8M tons.
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Total Measured Mineral Resources of boric acid increased 170% from 3.3M tons to 9.1M tons with grade of 8.34% (B2O3), an increase of 5.8M tons.
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Total Indicated Mineral Resources of boric acid increased 35% from 14.2M tons to 19.2M tons with grade of 7.97% (B2O3), an increase of 5.0M tons.
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Total Measured and Indicated Mineral Resources of Lithium Carbonate Equivalent (LCE) increased 54% from 213K tons to 328K tons with 0.17% LCE.
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Implied resource life of 217 years using first phase of production (130K ST per annum) and excludes inferred resources.
●
Project retains optionality for future expansion phases of additional production tonnage.

“Combined with boron’s recent designation as a U.S. critical mineral, this resource upgrade reinforces Fort Cady’s potential to anchor a secure domestic boron supply chain for generations to come,” said Paul Weibel, CEO of 5E Advanced Materials. “With the milestones we have achieved, 5E is now well-positioned to unlock the strategic optionality and long-term value of this asset as we advance our vision of becoming America’s next leading boron supplier.

The Company’s borate mineralization is colemanite, a mudstone that formed from lacustrine lakebed sediments, fixed in place, continuous, and sufficiently distinct from the surrounding mineralization. After consultation with mineral experts, the Company determined federal lode claims are the appropriate instrument to establish mineral tenure. In July 2025, the Company staked lode claims for the remaining areas that were open for colemanite mineralization and in August 2025, the Company filed the lode claims with the United States Bureau of Land Management which were subsequently recorded in the official records of San Bernardino County. The Company now holds 28 federal lode claims that encompass the entire Project mineralization detailed in Figure 1.

Figure 1. Fort Cady Project Mineral Tenure

Comparison of Pre-Feasibility Technical Report Resources to Upgraded Mineral Resources

The mineral reserves and project economics disclosed in the Company’s Preliminary Feasibility Study Technical Report Summary, previously filed with the Securities and Exchange Commission, and filed as an exhibit to 5E’s Annual Report on Form 10-K on September 29, 2025, have not changed and all disclosures remain current with the exception of mineral resources which will be disclosed on Form 8-K filed with the Securities and Exchange Commission. Table 1 below highlights and compares the mineral resources disclosed in the Company’s pre-feasibility study with the upgraded resources.

Table 1. Mineral Resources Comparison

Description	Units	Pre-Feasibility Study	Upgraded Resources	% Change
Resource Tons	Tons (short)	135,774,350	204,800,282	+51%
Measured H3BO3 (tonnage)	Tons (short)	3,366,296	9,094,580	+170%
Indicated H3BO3 (tonnage)	Tons (short)	14,178,532	19,202,149	+35%
Inferred H3BO3 (tonnage)	Tons (short)	553,231	553,231	No Change
Measured LCE (tonnage)	Tons (short)	38,012	100,895	+165%
Indicated LCE (tonnage)	Tons (short)	174,564	226,649	+30%
Inferred LCE (tonnage)	Tons (short)	6,630	6,630	No Change

Mineral Resources

The mineral resources after the resource upgrade now include 61.9 million short tons of measured ore containing 9.1 million short tons of in-situ boric acid, with an average grade of 8.34% B₂O₃. The indicated category now comprises 138.6 million short tons of ore containing 16.8 million short tons of in-situ boric acid, with an average grade of 7.97% B₂O₃. Mineral resources were estimated using a 2.0% B2O3 cut-off grade and Table 2 summarizes the mineral resources.

Table 2. Fort Cady Project Mineral Resources Summary, November 15, 2025

*Mineral Resources
	Short Tons (MST)	B2O3 (wt. %)	B2O3 (MST)	H3BO3 (MST)
Measured	61.92	8.34	5.12	9.09
Indicated	138.60	7.97	10.81	19.20
Total Measured + Indicated	200.52	8.09	15.93	28.29
Total Inferred	4.29	7.45	0.31	0.55

*Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. Under S-K 1300, inferred mineral resources are not considered economically recoverable within the current mine plan and are excluded from the production schedule and economic analysis. Inferred Mineral Resources include areas not currently under mineral tenure control. These are disclosed for transparency but excluded from the mine plan and economic model. The Company makes no assurance that mineral rights to these areas will be secured.

Notes to Mineral Resources:

1.
The Mineral Resources in this estimate were independently prepared, including estimation and classification, by Steven Kerr, P.G., C.P.G, Escalante Geological Services, LLC, and are reported in accordance with the definition for Mineral Resources in S-K 1300.
2.
The Mineral Resources were completed using a gridded seam model with Carlson Mining™ software.
3.
The Mineral Resources are current as of November 15, 2025.
4.
Mineral Resources are constrained assuming in-situ leaching and are reported at a cutoff grade of 2.0% B2O3, assume mineralized horizons exhibit lateral continuity that supports in-situ leaching mining methods and based on exploration data, there is reasonable continuity of colemanite mineralization throughout the deposit, respectively.

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX:5EA) is focused on becoming a vertically integrated global leader and supplier of refined borates and advanced boron materials, complemented by calcium-based co-products, and potentially other by-products such as lithium carbonate. The Company's mission is to become a supplier of these critical materials to industries addressing global decarbonization, energy independence, food, national security, and the defense sector. The Company believes factors such as government regulation and incentives focused on domestic manufacturing and supply chains and capital investments across industries will drive demand for end-use applications like solar and wind energy infrastructure, neodymium-ferro-boron magnets, defense applications, lithium-ion batteries, and other critical material applications. The business is based on the Company's large domestic boron resource, a mineral which was added to the U.S. Department of the Interior's 2025 Critical Minerals List. The project is located in Southern California and designated as Critical Infrastructure by the U.S. Department of Homeland Security.

Forward Looking Statements

Statements in this press release may contain "forward-looking statements" that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions, and include, but are not limited to, statements regarding the Company's ability to progress, full-scale product testing, advance customer qualifications, enter into offtake agreements, achieve key milestones on the path toward a potential Final Investment Decision, and become a vertically integrated global leader in borates and advanced boron materials. Any forward-looking statements are based on 5E's current expectations, forecasts, and assumptions and are subject to a number of risks and uncertainties that could cause actual outcomes and results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements regarding the Company's mineral resource and reserve estimates and assumptions; the economic potential of the Project; our ability to establish or defend our mineral tenure; and our ability to produce boron, lithium or their related byproducts. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled ‘Risk Factors' in 5E's most recent Annual Report on Form 10-K and its other reports filed with the SEC. Forward-looking statements contained in this announcement are based on information available to 5E as of the date hereof and are made only as of the date of this release. 5E undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing 5E's views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of 5E.

For further information contact:

Michael MacMillan or Paola Ashton

PRA Communications

team@pracommunications.com

Ph: +1 (604) 681-1407